FILING FEE:   $300.00 DE C60933
                                          MANOUKIAN, SCARPELLO & ALLING, LTD.
                                                 RENO/ CARSON MESSAGE SERVICE


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                                  NDS SOFTWARE

                  COME NOW, WILLIAM R. TOMERLIN, President, and WILLIAM R. TOMERLIN, Secretary, of NDS SOFTWARE, and pursuant to NRS Chapter 7, certify as follows:

                  1. That the Board of Directors and Shareholders of NDS SOFTWARE did duly meet at a special meeting on April 4, 1990, and at said meeting did unanimously approve an amendment to the Articles of Incorporation;

                 2.The Amendment to the Articles of Incorporation of NDS SOFTWARE that were filed with the Nevada Secretary of State's Office on the 28th day of October, 1987, and as amended on February 27th, 1989, is as follows:

         "FOURTH The total authorized stock of this corporation shall be 5,000 shares, with a par value of $130 per share. The common stock of this corporation shall be non-assessable and shall be fully paid when issued."

                                    /s/William R. Tomerlin
                                    --------------------------------
                                    WILLIAM R. TOMERLIN, PRESIDENT
                                    NDS SOFTWARE


                                    /s/William R. Tomerlin
                                    --------------------------------
                                    WILLIAM R. TOMERLIN, SECRETARY
                                    NDS SOFTWARE

         STATE OF NEVADA            )
                                    : ss
         Carson City                )

                  On this 5th day of April, 1990, personally appeared before me, the undersigned notary public, WILLIAM R. TOMERLIN, known to me to be the president and secretary of NDS SOFTWARE, who executed the foregoing instrument on behalf of said corporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office the day and year in this certificate first above written.

                                    Karen D. Creasey
                                    -----------------
                                    Notary Public